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                                 [FORM OF PROXY]

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     PHARMACEUTICAL MARKETING SERVICES INC.

                              IN CONNECTION WITH A
                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON [     ], 1999

         The undersigned stockholder of Pharmaceutical Marketing Services Inc. ("PMSI"), hereby appoints Dennis M. J. Turner, Robert A. Schwed and Warren J. Hauser, and each of them, as lawful attorneys and proxies, with several power of substitution, for and in the name of the undersigned to represent and vote, as designated below, all shares of the common stock, par value $.01 per share, of PMSI which the undersigned is entitled to vote at the Special Meeting of
Stockholders of PMSI to be held on [    ], 1999, at [ : ] local time, or any
adjournment, rescheduling or postponement thereof.

         1. To approve and adopt the Merger Agreement, dated as of December 14, 1998, by and among Quintiles Transnational Corp., QTRN Acquisition Corp. and PMSI.

                           FOR              AGAINST                    ABSTAIN
                           [  ]              [  ]                        [  ]

         2. To transact such other business that may properly come before the special meeting or any adjournments or postponements thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


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PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS TO VOTE ARE INDICATED HEREON, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ALL OTHER MATTERS.

The undersigned hereby revokes all proxies heretofore given with respect to the matters covered hereby.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS
HEREON.

                                    Date: ________________________________, 1999


                                    ____________________________________________
                                                      Signature

                                    (If stock is held jointly, each joint
                                    owner must sign. When signing as
                                    attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title of the capacity in which you are acting, and where more than one executor, etc. is named, a majority must sign. If a corporation, please sign full corporate name by an authorized officer. If a partnership, please sign full partnership name by an authorized person.)